UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2008

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2008, the Company amended its Bylaws to provide for the resignation of any director who does not receive more than half of the votes cast in an Election for Directors that is not a Contested Election (as defined in the Bylaws). Pursuant to the provisions in the Bylaws, each nominee for director shall tender an irrevocable resignation, as authorized by Section 141(b) of the Delaware General Corporation Law, that will be effective upon (i) the failure of the director to receive a greater number of votes "for" his or her election than votes "withheld" from his or her election in an election that is not a Contested Election ("Majority Withheld Vote") and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for that purpose. In determining whether to accept the resignation, the Board will consider, among other things, whether accepting the resignation of a director who receives a Majority Withheld Vote would cause the Company to fail to meet any applicable Securities and Exchange Commission or NASDAQ Stock Market requirement. A copy of the Bylaws is attached to this report as Exhibit 3.1 and incorporated hereto by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Bylaws of the Company as of October 15, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

October 20, 2008	By:	Karen Roscher

Name: Karen Roscher
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	3.1 Bylaws of the Company as of October 15, 2008